Exhibit 4.13

RULES OF THE INDIVIOR LONG-TERM INCENTIVE PLAN

Directors’ Adoption:	5 November, 2014

Expiry Date:	5 November, 2024

SLAUGHTER AND MAY
One Bunhill Row,
London EC1Y 8YY

Table of Contents

Contents		Page

1	Granting Awards	3
2	Awards	4
3	Options and Conditional Awards	5
4	Vesting of Awards	5
5	Consequences of Vesting	6
6	Leaving the Group	9
7	Variations in share capital, demergers and special distributions	11
8	Takeovers and restructurings	12
9	Exchange of Awards	13
10	Plan limits	14
11	Terms of employment	15
12	General	16
13	Changing the Plan and termination	17
14	Governing law and jurisdiction	18

The Indivior Long-term Incentive Plan

Introduction

An Award under the Plan can take the form of:

•                                     A Nil-cost Option - which is a right to buy Shares on Vesting for nothing or a nominal amount.

•                                    A Market Value Option - which is a right to buy Shares at a price set by reference to the market value of the Shares at the Award Date.

•                                     A Conditional Award - which is a right to be given Shares on Vesting.

Grant and Vesting of all types of Award work in similar ways but there are some differences in the mechanics of how they are granted and what happens after they Vest.

The schedules allow for grants of particular types of Awards in a way which attracts favourable tax treatment or complies with special rules in various countries.

This introduction does not form part of the rules.

Definitions

In these rules:

“Acquiring Company” means a person who obtains Control of the Company;

“Award” means a Conditional Award or an Option;

“Award Date” means the date which the Committee sets for the grant of an Award;

“Business Day” means a day on which the London Stock Exchange (or, if relevant and if the Committee determines, any stock exchange nominated by the Committee on which the Shares are traded) is open for the transaction of business;

“Committee” means, subject to rules 8.4 and 9.3, in the case of Awards to executive of directors of the Company, the remuneration committee or a sub-committee of it, and in other cases, any committee or body authorised to operate the Plan;

“Company” means Indivior plc;

“Conditional Award” means a conditional right to acquire Shares granted under the Plan;

“Control” means in relation to a body corporate, the power of a person to secure by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate, or by virtue of any powers conferred by the articles of association, or other document regulating that or any other body corporate, that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;

“Dealing Restrictions” means restrictions imposed by statute, order, regulation or Government directive, or by the Model Code or any code adopted by the Company based on the Model Code;

“Expiry Date” means 30 November, 2024;

“Listing Rules” means the rules relating to admission to the Official List;

“London Stock Exchange” means London Stock Exchange plc;

“Market Value” means on any day not less than the average of the closing middle market quotations of a Share (taken from the Daily Official List of the London Stock Exchange) over the immediately preceding 5 Business Days;

“Market Value Option” means an Option, the Option Price of which is set by reference to the Market Value of a Share on the Award Date;

“Member of the Group” means:

(i)          the Company; and

(ii)       its Subsidiaries from time to time; and

(iii)    any other company which is associated with the Company and is so designated by the Committee;

“Model Code” means the Model Code on dealings in securities set out in Listing Rule 9 annex 1;

“Official List” means the list maintained by the Financial Conduct Authority for the purposes of section 74(1) of the Financial Services and Markets Act 2000;

“Option” means a right to acquire Shares granted under the Plan;

“Option Price” means zero, or the amount payable on the exercise of an Option, as specified under rules 2.1 and 2.2;

“Participant” means a person holding an Award or his personal representatives;

“Performance Conditions” means any performance conditions imposed under rule 1.4 (Performance Conditions);

“Performance Period” means the period in respect of which the Performance Conditions are to be satisfied which will not normally be less than 3 financial years of the Company;

“PIP” means a service that is approved by the Financial Conduct Authority as meeting the primary information provider criteria and is on the list of such providers maintained by the Financial Conduct Authority;

“Plan” means these rules known as “The Indivior Long-term Incentive Plan” as changed from time to time;

“Shares” means fully paid ordinary shares in the capital of the Company;

“Social Security Liability” means a liability to pay national insurance contributions in the United Kingdom (or their equivalent, in the opinion of the Committee, outside the United Kingdom) in relation to an Award or the benefits received or capable of being received in respect of an Award;

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006;

“Vesting” in relation to an Option, means an Option becoming exercisable and in relation to a Conditional Award, means a Participant becoming entitled to have the Shares transferred to him subject to these rules;

“Vesting Date” means the date set under rule 2.1 (Terms of Awards) and which will normally be the third anniversary of the Award Date.

1                                   Granting Awards

1.1                         Awards

Awards will be made by the Company or the Committee. Where an Award is granted by the Company, the terms of that Award must be approved in advance by the Committee.

1.2                         Eligibility

The Company may grant an Award to any employee (including an executive director) of the Company or any Subsidiary. However, unless the Committee considers that special circumstances exist, an Award may not be granted to an employee who on the Award Date has given or received notice of termination of employment, whether or not such termination is lawful.

1.3                         Timing of Award

Awards may not be granted at any time after the Expiry Date and Awards may only be granted within 42 days starting on the date that the Company is first listed on the London Stock Exchange and thereafter 42 days starting on any of the following:

(i)                                the day after the announcement of the Company’s results through a PIP for any period;

(ii)                             any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards;

(iii)                          any day on which changes to the legislation or regulations affecting share plans are announced, effected or made; or

(iv)                         the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above.

1.4                         Performance Conditions

When granting an Award, the Company may, or in the case of directors of the Company must (except as noted below), make its Vesting conditional on the satisfaction of one or more conditions determined by the Committee at least one of which must be linked to the performance of the Company. Performance Conditions must be objective and specified at the Award Date and may provide that an Award will lapse if the Performance Conditions are not satisfied. However where an award is granted to a director by way of replacement of an award previously held by that director under the Reckitt Benckiser Group 2007 Long Term Incentive Plan which was not subject to any performance condition, the replacement award also need not be subject to any such condition. The Committee may waive or change the Performance Conditions if anything happens which causes the Committee reasonably to consider it appropriate, provided that any changed Performance Conditions will not be materially easier or more difficult to satisfy.

1.5                         Other conditions

The Company may impose other conditions when granting an Award.  Any such condition must be objective, specified at the Award Date and may provide that an Award will lapse if it is not satisfied. The other conditions may include a condition that the Participant must reimburse any person for some or all of any Social Security Liability arising on any event in connection with his Award or that the Participant must enter into an election and transfer some or all of that Social Security Liability to himself.  The Company, with the consent of the Committee, may waive or change a condition in accordance with its terms or if anything happens which causes the Company reasonably to consider it appropriate provided that any changed condition will be no more difficult to satisfy. Notwithstanding anything else in the Plan, an Award will only Vest to the extent that any condition is satisfied or waived.

1.6                         Award statement

Each Participant will receive a statement setting out the terms of the Award as soon as practicable after the Award Date. The statement may be the deed referred to in 2.1 (Terms of Awards) or any other document. If any statement is lost or damaged the Company may replace it on such terms as it decides.

1.7                         No payment

A Participant is not required to pay for the grant of any Award.

1.8                         Disclaimer of Award

A Participant may disclaim all or part of his Award within 30 days after the Award Date by notice in writing to any person nominated by the Company. If this happens, the Award will be deemed never to have been granted under the Plan. A Participant is not required to pay for the disclaimer.

1.9                         Administrative errors

If the Company tries to grant an Award which is inconsistent with rule 10 (Plan limits), the Award will be limited and will take effect from the Award Date on a basis consistent with those rules.

2                                   Awards

2.1                         Terms of Awards

Awards must be granted by deed. The terms of the Award, as determined by the Company and approved by the Committee, must be specified in the deed and must include:

(i)                                whether the Award is:

(I)                             a Conditional Award;

(II)                        an Option; or

(III)                   a Market Value Options;

or a combination of these;

(ii)                             the number of Shares subject to the Award;

(iii)                          the Performance Conditions;

(iv)                         where the Award is not subject to Performance Conditions, the Vesting Date;

(v)                            any other condition specified under rule 1.5 (Other conditions);

(vi)                         whether the Participant is entitled to receive any cash or shares under rule 5.4 (Dividend equivalent);

(vii)                      the Award Date; and

(viii)                   the Option Price (if relevant).

2.2                         Option Price of Market Value Options

In the case of a Market Value Option, the Option Price will not be less than the Market Value of a Share on the Award Date.

2.3                         Individual Limit

Each Award must be limited and must therefore take effect so that the total Market Value of the Shares which are subject to the Award when then added to total Market Value of the Shares, if any, subject to Awards granted to the Participant in the same financial year of the Company does not exceed ten times the Participant’s pay. For these purposes a Participant’s pay on any date is the rate of his basic annual salary (excluding bonus, commissions and benefits in kind) from all Members of the Group on that date.

3                                   Options and Conditional Awards

3.1                         Rights

A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option or a Conditional Award until the Shares are issued or transferred to the Participant.

3.2                         Transfer

A Participant may not transfer, assign or otherwise dispose of an Option or Conditional Award or any rights in respect of it. If he does, whether voluntarily or involuntarily, then it will immediately lapse. This rule 3.2 does not apply to the transmission of an Option or Conditional Award on the death of a Participant to his personal representatives.

4                                   Vesting of Awards

4.1                         Timing of Vesting

Subject to rules 6 (Leaving the Group) and 8 (Takeovers and restructurings), an Award shall Vest on the latest of the following:

(i)                                the date on which the Committee makes its determination under rule 4.2 of the extent to which any Performance Conditions are satisfied or waived;

(ii)                             in the case of Awards with no Performance Condition, the Vesting Date;

(iii)                          the date the Committee decides that any other condition (rule 1.5) are satisfied or waived; and

(iv)                         the date on which any Dealing Restrictions which prevent Vesting on the dates specified above cease to apply.

4.2                         Determination of Performance Conditions and other conditions

As soon as reasonably practicable after the end of the Performance Period, the Committee will determine whether and to what extent any Performance Conditions and any other conditions under rule 1.5 (Other conditions) have been satisfied and how many Shares Vest for each Award. To the extent that any Performance Conditions or other conditions are not satisfied, the Award lapses. Where an Award has been granted to a director of the Company the Performance Conditions and any other conditions may only be tested once; there may not be any re-testing.

4.3                         Lapse

If an Award lapses under the Plan it cannot Vest and a Participant has no rights in respect of it.

5                                   Consequences of Vesting

5.1                         Conditional Award

As soon as reasonably practicable after the Vesting of a Conditional Award, the Company will arrange (subject to rule 5.6 (Withholding) and 12.7 (Consents)) for the transfer (including a transfer out of treasury) or issue to or to the order of the Participant of the number of Shares in respect of which the Award has Vested.

5.2                         Options

(i)                              A Participant may exercise his Option at any time during the Exercise Period (see rule 6.7) by giving notice in the prescribed form to the Company or any person nominated by the Company and by:

(I)                              paying the Option Price (if any) for the number of Shares being acquired (or giving details of arrangements agreed between the Participant and the Company for the payment of the Option Price for the number of Shares being acquired); and

(II)                        enclosing the relevant award certificate (if required by the Company).

(ii)                           The “Option Exercise Date” will be the date of receipt by the Company or other duly appointed agent of the notice and, if appropriate, documents and the payment referred to in rule (i). However, if an option exercise notice is delivered at a time when any statute, regulation or code adopted by the Company based on the Model Code, prohibits the exercise of Options, the Option Exercise Date will be the date when the Participant is permitted to exercise an Option under such statute, regulation or code.

(iii)                        An Option will lapse as set out in rules 6.7 and 6.8.

(iv)                       Subject to rule 5.6 (Withholding) and 12.7 (Consents) the Company will arrange for Shares to be transferred to or issued to the Participant within 30 days of the Option Exercise Date.

5.3                         Rights

Shares issued on the exercise of an Option or the Vesting of an Award will rank equally in all respects with the Shares in issue on the date of allotment. They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred (including a transfer out of treasury) on the exercise of an Option or the Vesting of an Award, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.

5.4                         Dividend equivalent

The Committee may determine that a Conditional Award or Option will include the right to receive an amount equal in value to the dividends which were payable on the number of Vested Shares during the Performance Period (“dividend equivalents”), subject to rule 5.6 (Withholding). This amount will be paid in cash unless the Committee decides it will be paid in Shares. Dividend equivalents will be paid to any relevant Participant as soon as practicable after Vesting or, in the case of an Option, after exercise. For the avoidance of doubt the dividend does not include the tax credit.

The Committee may at any time decide to disapply this rule 5.4 in relation to all or part of a special dividend or dividend in specie which may otherwise be included in rule 5.4.

This rule 5.4 does not apply to Market Value Options.

5.5                         Alternative ways to satisfy Options and Conditional Awards

The Company may, subject to the approval of the Committee, decide to satisfy an Option or a Conditional Award by paying an equivalent amount in cash (subject to rule 5.6 (Withholding)). For Options, the cash amount must be equal to the amount by which the Market Value of the Shares in respect of which the Option is exercised exceeds the Option Price on the Option Exercise Date (see rule 5.2(ii)). Alternatively, the Company may, subject to the approval of the Committee, decide to satisfy an Option by procuring the issue or transfer of Shares to the value of the cash amount specified above.

If the Committee does this, the Participant need not pay the Option Price or, if he has paid it, the Company will repay it to him.

The Company may determine that Awards will be satisfied in cash at the Award Date or at any time subsequently.

5.6                         Withholding

The Company, any employing company or the trustee of any employee benefit trust may make such arrangements as it considers necessary to meet any liability to taxation, duties, social security contributions or other amounts in respect of Awards or otherwise in connection with a person’s participation in the Plan, whether the liability is a liability of, or is payable by, the Participant, the Company, the employing company or the trustee and whether such liability arises before or after the adoption of this Rule.  These arrangements may include a reduction in the number of Shares subject to an Award and/or the exercise of an Option on behalf of the Participant and/or the sale on behalf of the Participant of any of the Shares to which he is entitled under the Plan and the retention of the sale proceeds to meet the liability.  References to social security contributions include anything in a jurisdiction outside the United Kingdom which, in the opinion of the Committee, is reasonably comparable to social security contributions.

5.7                         Joining a competitor

The following will apply if a Participant ceases to be an employee or director of a Member of the Group and within 12 months of cessation joins a competitor organisation (as determined by the Committee). All unvested Awards will lapse. In respect of Awards that have Vested on or after the Participant’s cessation of employment for which the Participant has received Shares or cash in respect of the Award the Committee will issue the Participant with a notice requiring him to make a payment to the Company equal to the Market Value of the Shares comprised in the Award as at the date of

Vesting less any tax paid, and less in the case of an Option, the Option Price. The payment must be made within two months of receipt of the notice.

5.8                         Adjustments in event of Misstatement and Misconduct

(i)                                       This rule 5.8 applies in circumstances where there has been, as the Committee determines in its absolute discretion, either:

(I)                                       (having taken advice from the Company’s auditors) a material misstatement of the Company’s or its group’s results in respect of any of the Company’s financial years which fall wholly or partly within a Performance Period; or

(II)                                  at any time during a Participant’s employment, serious misconduct by that Participant.

(ii)                                 If this rule applies then the Committee may, to the extent that it considers appropriate, taking account of the extent of the relevant misstatement or misconduct, determine, in respect of any Awards which are not exercised but relate to the Performance Period, that any of the following actions may be undertaken:

(I)                                       the number of Shares or number of Shares which have vested subject to any unexercised Award may be adjusted in such manner as the Committee considers appropriate; or

(II)                                  the unexercised Award shall lapse with immediate effect; or

(III)                              the Performance Period may be extended (provided that a Performance Period may not end later than the day before the ninth anniversary of the relevant Grant Date) and the Performance Target adjusted; or

(IV)                               the Exercise Period may be deferred (provided that it may not end later than the day before the tenth anniversary of the relevant Grant Date).

5.9                         Clawback

This Rule 5.9 applies in circumstances where at any time before the later of (i) the second anniversary of the date a Conditional Award vests or an Option becomes exercisable, as applicable, and (ii) the fifth anniversary of the Award Date the Committee determines in its absolute discretion either:

(I)                                 (having taken advice from the Company’s auditors) there is a material mis- statement of the Company’s or its group’s results in respect of any of the Company’s financial years which fall wholly or partly between the Date of Grant of an Award and the date the Award vests or becomes exercisable; or

(II)                            there has been, at any time during a Participant’s employment, serious misconduct by that Participant.

If this Rule 5.9 applies then the Committee may, to the extent that it considers appropriate, taking account of the extent of the relevant misconduct or mis-statement, determine in its absolute discretion:

(A)                               in respect of any Conditional Awards which have vested or Options that have been exercised that the relevant Participant must by way of clawback repay to the Company such amount as the Committee may determine in cash or transfer to the Company such number of Shares as the Committee may determine, in each case taking account of the number of Shares which were comprised in the relevant Award and their value.

Following any such determination the Committee may:

(1)                              make a reduction of an equivalent amount to:

(i)                                  any unvested Awards which the Participant may have under the Plan or any other employee share scheme operated by the Company; and/or

(ii)                               any future bonus payment which would otherwise have been payable; and/or

(iii)                            any salary payments or other remuneration which are due or would otherwise have been payable, and/or

(2)                              require the relevant Participant to repay to the Company an equivalent amount or to transfer a specified number of Shares to the Company within such period as it determines, in each case, to the extent permitted under applicable law; and

(B)                               in respect of any Options that have not been exercised, to reduce the number of Shares subject to the Option or to cancel the Option in its entirety.

6                                      Leaving the Group

6.1                       General rule on leaving employment

An Award which has Vested will not lapse on the date the Participant ceases to be an employee.

An Award which has not Vested will lapse on the date the Participant ceases to be an employee unless rule 6.2 applies. Where rule 6.2 applies to an Option, rules 6.7 and 6.8 will apply to determine the Exercise Period.

6.2                       Leaving in exceptional circumstances - unvested Awards

(i)                                If a Participant ceases to be an employee of any Member of the Group for any of the reasons set out below, then his Awards which have not Vested will Vest as described in rule 6.3 and lapse as to the balance. The reasons are:

(I)                             ill-health, injury or permanent disability, established to the satisfaction of the Company;

(II)                        retirement with the agreement of the Company;

(III)                   the Participant’s employing company ceasing to be under the Control of the Company;

(IV)                    a transfer of the undertaking, or the part of the undertaking, in which the Participant works to a person which is neither under the Control of the Company nor a Member of the Group;

(V)                                 redundancy;

(VI)                            any other reason, at the discretion of the Committee.

(ii)                                  The Committee must exercise any discretion provided for in rule (i) within 14 days after cessation of the relevant Participant’s employment or office and the Award will lapse or Vest (as appropriate) on the earlier of the date on which the discretion is exercised and the end of the 14 day period.

6.3                       Vesting - Awards subject to Performance Conditions

(i)                                Where rule 6.2 applies, the Award does not lapse, and the extent to which it will Vest, subject to rule 1.5 (Other conditions), is measured in accordance with rule 4.2 (Determination of Performance Conditions and other conditions) at the end of the financial year in which the cessation of employment occurs. The Award will also be reduced pro rata to reflect the period from the date of cessation of employment until the end of the Performance Period, as a proportion of the Performance Period unless the Committee decides otherwise. The Award then lapses as to the balance.

(ii)                             As an alternative to rule (i) and subject to rule 1.5 (Other conditions), the Committee may decide in its discretion in any particular case that an Award will Vest at the end of the Performance Period, in accordance with rule 4.2 (Determination of Performance Conditions and other conditions). The Award will also be reduced pro rata to reflect the period from the date of cessation of employment until the date of the end of the Performance Period as a proportion of the Performance Period unless the Committee decides otherwise. The Award then lapses as to the balance.

6.4                       Vesting — Award not subject to Performance Condition

Where rule 6.2 applies, and the Award is not subject to a Performance Condition, then, the Award does not lapse but will Vest, subject to rule 1.5 (Other conditions), on the Vesting Date. The Committee may decide in its discretion in any particular case that the Award should Vest either immediately or on any other date, subject to rule 1.5 (Other conditions). Unless the Committee decides otherwise, the amount of the Award which Vests will also be reduced pro rata to reflect the period from the date of cessation of employment to the original Vesting Date as a proportion of the period from the Award Date until the original Vesting Date.

6.5                       Death

If a Participant dies, his Awards will Vest on the date of death and any Performance Conditions will not apply but the Award will be reduced pro rata to reflect the period from the date of death until the end of the Performance Period or where there was no Performance Period, to the original Vesting Date, as a proportion of the original Performance Period where there was no Performance Period the period from the Award Date to the original Vesting Date unless the Committee decides otherwise. The Award will then lapse as to the balance.

6.6                       Meaning of “ceasing to be an employee”

For the purposes of this rule 6, a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be an employee of all Members of the Group or if he recommences employment with a Member of the Group within 7 days.

6.7                       Lapsing of Options and Exercise Periods

This rule sets out when an Option will lapse. An Option will lapse on the earlier of:

(i)                               the end of the Exercise Period (see rule 6.8);

(ii)                            in the case of a Vested Option, the date the Participant ceases to be an employee or a director of a Member of the Group by reason of dismissal for misconduct (unless the Committee decides otherwise);

(iii)                          in the case of a Vested Market Value Option 12 months after the date on which the Participant ceased to be an employee of a Member of the Group or such longer period (not exceeding 42 months) as the Committee may decide;

(iv)                         in the case of an Option which Vests under this rule 6, 12 months after the date on which the Committee determines that the Performance Conditions are satisfied or waived or in the case of a Market Value Option such longer period (not exceeding 42 months) as the Committee may decide;

(v)                            6 months after an event which gives rise to a Vesting under rule 8 (Takeovers and restructurings) unless ((vi) below applies);

(vi)                        6 weeks after the date on which a notice to acquire Shares under Chapter 3 of Part 28 of the Companies Act 2006 (compulsory purchase of shares) is first served;

(vii)                     the date on which a Participant joins a competitor organisation (rule 5.7); and

(viii)                  12 months from the date of death.

6.8                       “Exercise Period” means:

(i)                                for an Option which is not a Market Value Option, the 12 month period following Vesting (unless the Committee determines a different period under rule 2.1); and

(ii)                             for a Market Value Option, the period starting on Vesting and ending on the tenth anniversary of the Award Date (unless the Committee determines a different period under rule 2.1).

If more than one Exercise Period or lapse date applies then the provision which results in the shortest Exercise Period and the earliest lapse of the Option will apply. However, the Committee may permit a Participant to exercise Options within any applicable longer periods set out in these rules.

7                                 Variations in share capital, demergers and special distributions

7.1                       Adjustment of Awards

If there is:

(i)                                a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital; or

(ii)                             a demerger (in whatever form) or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010; or

(iii)                          a special dividend or distribution

the Committee may adjust the number or class of Shares or securities comprised in an Option or Conditional Award and, in the case of an Option, the Option Price.

The Option Price to subscribe for Shares may be adjusted to a price less than nominal value only if the Committee resolves to capitalise the reserves of the Company, subject to any necessary conditions. This capitalisation will be of an amount equal to the difference between the adjusted Option Price payable for the Shares to be issued on exercise and the nominal value of such Shares on the date of allotment of the Shares. If, at the time of exercise, the Committee does not resolve to capitalise the reserves of the Company for this purpose then the adjustment under this rule 7.1 will be deemed not to have taken place.

7.2                       Notice

The Company may notify Participants of any adjustment made under this rule 7.

8                                 Takeovers and restructurings

8.1                       Takeovers

Subject to rule 8.5, where a person (or a group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire Shares, an Award Vests, subject to rule 1.5 (Other conditions), on the date the person obtains Control but only to the extent that any Performance Conditions have been satisfied at that date as determined by the Committee, unless the Committee determines that the Performance Conditions and other conditions should not apply. In addition, unless the Committee decides otherwise, the extent to which the Award Vests shall be reduced pro rata to reflect the period from the date of the event until the date of the end of the Performance Period as a proportion of the Performance Period. The Award lapses as to the balance.

8.2                       Schemes of arrangement

Subject to rule 8.5, when a court sanctions a compromise or arrangement in connection with the acquisition of Shares, an Award Vests, subject to rules 1.5 (Other conditions), but only to the extent that any Performance Conditions have been satisfied at that date as determined by the Committee unless the Committee determines that the Performance Conditions and other conditions should not apply. In addition, unless the Committee decides otherwise, the extent to which the Award Vests shall be reduced pro rata to reflect the period from the date of the event until the date of the end of the Performance Period as a proportion of the Performance Period. The Award lapses as to the balance.

8.3                       Demergers or other corporate events

If the Committee becomes aware that the Company is or is expected to be affected by any demerger, distribution (other than an ordinary dividend) or other transaction not falling within rules 8.1 (Takeover), or 8.2 (Schemes of arrangement) which, in the opinion of the Committee would affect the current or future value of any Award, the Committee may allow an Award to Vest subject to rule 1.5 (Other conditions) but only to the extent that any Performance Condition has been satisfied at that date as determined by the Committee unless the Committee determines that the Performance Conditions and other conditions should not apply. In addition, unless the Committee decides otherwise, the extent to which the Award Vests shall be reduced pro rata to reflect the period from the date of the event until the date of the end of the Performance Period as a proportion of the Performance Period. The Award lapses as to the balance.

8.4                       Committee

In this rule, “Committee” means those people who were members of the remuneration committee of the Company immediately before the change of Control.

8.5                       Exchange

An Award will not Vest under rules 8.1, 8.2 or 8.3 but will be exchanged under rule 9 (Exchange of Awards) to the extent that:

(i)                     an offer to exchange the Award is made and accepted by the Participant; or

(ii)                  the Committee decides that the Award will be automatically exchanged.

9                                 Exchange of Awards

9.1                       Timing of exchange

Where an Award is to be exchanged under rule 8 (Takeovers and restructurings) the exchange will take place as soon as practicable after the relevant event.

9.2                       Exchange terms

Where a Participant is granted a new award in exchange for an existing Award, the new Award:

(i)                               must confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company;

(ii)                            must be equivalent to the existing Award, subject to rule (iv);

(iii)                          is treated as having been acquired at the same time as the existing Award and, subject to rule (iv), Vests in the same manner and at the same time;

(iv)                         may, at the discretion of the Committee, be subject to a performance condition which is, so far as possible, equivalent to any Performance Condition applying to the existing Award;

(v)                            is governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or the body corporate determined under rule (i).

9.3                       Committee

In this rule 9, “Committee” means those people who were members of the remuneration committee immediately before the change of Control which led to the exchange.

10                          Plan limits

10.1                 The nominal amount of Shares over which the Committee may grant Awards on any date shall be limited so that it does not exceed the limits set out in Rule 10.2 .  This limitation only applies to Awards which are to be satisfied (directly or indirectly) by the issue of new Shares or the transfer of treasury Shares.

10.2                 The limit is 10% of the nominal amount of the Company’s equity share capital on the day preceding the Date of Grant less the aggregate of the nominal amounts of:

(i)                                Shares allocated in respect of awards granted within the previous 10 years under any employee share scheme; and

(ii)                             Shares remaining to be allocated in respect of awards granted on the same date or within the previous 10 years under any employee share scheme; and

(iii)                          Shares allocated on the same date or within the previous 10 years under any employee share scheme otherwise than in respect of an award.

10.3                For the purposes of Rule 10:

(i)                                “allocate” means the issue of new Shares or the transfer of treasury Shares in satisfaction (directly or indirectly) of a person’s right under an award;

(ii)                             an “award” means any right to acquire or receive Shares whether conditional or unconditional and whether or not for payment;

(iii)                         an “employee share scheme” means any scheme for employees of the Group which has been approved by the Company prior to its admission to listing on the London Stock Exchange or thereafter in general meeting;

(iv)              “equity share capital” has the meaning given to it by Section 548 of the Companies Act 2006;

(v)                 “treasury Shares” has the same meaning as in Chapter 6 of the Companies Act 2006;

(vi)                        no account will be taken of Shares acquired by an employee or former employee (or the personal representatives of such a person) where the Shares are acquired for a price equal to their market value at or about the date of acquisition and the cost of those Shares is borne by (or by the estate of) the employee or former employee;

(vii)                      subject to Rule 10.3(viii), no account will be taken of an award if and to the extent to which the Committee considers that it will be satisfied by the transfer of existing Shares other than treasury Shares;

(viii)                   any Shares allocated or remaining to be allocated to the trustee of any trust which were used or which are to be sued to satisfy awards granted under an employee shares scheme must be treated as having been allocated or as remaining to be allocated in respect of those awards unless the Shares were acquired by the trustee pursuant to a rights issue or other opportunity offered to the trustee in respect of Shares, other than Shares previously allocated to it; and

(ix)                         where an award was granted in consideration of the release by the holder of an award previously granted to him under an employee share scheme, then the earlier award shall be ignored and the later award shall be deemed to have been granted at the same time as the earlier award.

10.4                 Where an individual is granted two options on terms that the exercise of one will automatically result in a reduction to the extent to which the other may be exercised and vice versa, then for the purposes of this Rule 10 it shall only be necessary to take into account that number of Shares which could be acquired in respect of those options having regard to those terms.

11                          Terms of employment

11.1                For the purposes of this rule, “Employee” means any employee of a Member of the Group.

11.2      This rule applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

11.3      Nothing in the rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

11.4      No employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

11.5      The terms of the Plan do not entitle the Employee to the exercise of any discretion in his favour.

11.6      The Employee will have no claim or right of action in respect of any decision, omission or discretion, which may operate to the disadvantage of the Employee even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and his employer.

11.7      No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

(i)                                any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

(ii)                             any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)               the operation, suspension, termination or amendment of the Plan.

11.8                 Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the rules, including this rule. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire shares subject to and in accordance with the express terms of the Plan and the Performance Condition, in consideration for, and as a condition of, the grant of an Award under the Plan.

11.9                 Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

12                          General

12.1                Committee’s decisions final and binding

The decision of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan will be final and conclusive.

12.2                Documents sent to shareholders

The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares.

12.3                Costs

The Company will pay the costs of introducing and administering the Plan. The Company may ask a Participant’s employer to bear the costs in respect of an Award to that Participant.

12.4                Regulations

The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

12.5                Employee trust

The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Chapter 2 of Part 18 of the Companies Act 2006.

12.6                Data protection

By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to any Member of the Group, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)         administering and maintaining Participant records;

(ii)        providing information to Members of the Group, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(iii)       providing information to future purchasers of the Company or the business in which the Participant works;

(iv)       transferring information about the Participant to a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as the Participant’s home country.

12.7                Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant will be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent.

12.8                Articles of association

Any Shares acquired under the Plan are subject to the articles of association of the Company from time to time in force.

12.9                Listing

If and so long as the Shares are listed on the Official List and traded on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as practicable.

12.10         Notices

(i)         Save as otherwise provided in this Plan any notice or communication to be given to any person who is or will be eligible to be a Participant may be:

(i)          delivered by electronic mail and it shall be deemed to have been received upon electronic confirmation of such delivery; or

(ii)         personally delivered or sent by ordinary post to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped.

Share certificates and other communications sent by post will be sent at the risk of the recipient concerned and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

(ii)         Any notice to be given to the Company or the Trustees shall be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary, and shall be effective upon receipt. The Board may make other arrangements to receive notices.

13                          Changing the Plan and termination

13.1                Committee’s powers

Except as described in the rest of this rule 13, the Committee may at any time change the Plan in any way.

13.2                Shareholder approval

(i)                                Except as described in rule (ii), the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Plan to the advantage of present or future Participants, which relates to the following:

(I)                              the persons to or for whom Shares may be provided under the Plan;

(II)                        the limitations on the number of Shares which may be issued under the Plan;

(III)                   the rights of a Participant in the event of a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital of the Company;

(IV)                    the terms of this rule (i).

(ii)                             The Committee can change the Plan and need not obtain the approval of the Company in general meeting for any minor changes:

(I)                                     to benefit the administration of the Plan;

(II)                                to comply with or take account of the provisions of any proposed or existing legislation;

(III)                           to take account of any changes to legislation; or

(IV)                          to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.

13.3                Notice

The Committee may give written notice of any changes made to any Participant affected.

14                          Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The English Courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

Schedule

United Kingdom — Approved Options

The Company may designate a Market Value Option as an approved option granted under this schedule (“Approved Option”). If it does, the provisions of the rules relating to Market Value Options will apply to such Approved Option, as amended by this schedule. No other types of Awards may be designated as Approved Options under this schedule.

The following definitions apply to this Schedule as well as those set out in the Definitions section of the rules:

“HMRC” means “HM Revenue and Customs”;

“ITEPA” means “Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003”.

The purpose of the Plan (including, without limitation, this Schedule) is to provide benefits for employees and directors in the form of Options.

1                                   Eligibility to be granted Approved Options

Approved Options cannot be granted to anybody who is:

(i)                                excluded from participation because of paragraph 9 of ITEPA (material interest provisions); or

(ii)                            a director who is required to work less than 25 hours a week (excluding meal breaks) for the Company.

2                                   Timing of grant and conditions

2.1                         Any additional conditions imposed under rule 1.5 must relate to the vesting or exercise of Approved Options.

2.2                         If the Shares under Option are subject to any restriction, then details of that restriction must be stated and notified to the Participant.  The Participant must also be notified at the time of grant of the Option Price, the number of Shares, the exercise period, details of any performance conditions and the circumstances in which the Options may lapse.

3                                   Shares subject to an Approved Option

The Shares subject to an Approved Option (both at the time of grant and at the time of exercise) must satisfy paragraphs 16 to 20 of ITEPA. If they cease to satisfy paragraphs 16 to 20 of ITEPA the Committee will notify HMRC that it wishes the terms of Approved Options to be disapproved, so that the definition of “Market Value Option” will continue in effect, but the Market Value Option will cease to be an Approved Option and will be treated, for the purposes of the rules, as a Market Value Option.

4                                   Individual limit on Approved Options

The Committee must not grant an Approved Option to an employee which would cause the aggregate market value of:

(i)                               the Shares subject to that Approved Option; and

(ii)                            the Shares which he may acquire on exercising other Approved Options; and

(iii)                         the shares which he may acquire on exercising his options under any other HMRC approved discretionary scheme established by the Company or by any of its associated companies (as defined in paragraph 35 of ITEPA)

to exceed the amount permitted under paragraph 6(1) of ITEPA (currently £30,000). For the purposes of this paragraph, market value is calculated as at the date of grant of the options as described in the relevant plan rules.

If the Committee tries to grant an Approved Option which is inconsistent with this paragraph 4, the Approved Option will be limited and will take effect from the Award Date on a basis consistent with this paragraph 4.

5                                   Variations in share capital, demergers and special distributions

5.1                          Adjustments may not be made to Approved Options under rule 7 where there is a demerger (in whatever form), an exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010 or a special dividend or distribution.

5.2                         The Committee cannot adjust the class of Shares comprised in an Approved Option.

5.3                         Any adjustment of Approved Options under rule 7 must secure:

(a)                                    that the total market value of the Shares which may be acquired by the exercise of the Option is immediately after the variation substantially the same as what it was immediately before the variation; and

(b)                                    the total Option Price at which those Shares may be acquired is immediately after the variation substantially the same as what it was immediately before the variation.

6                                   Restrictions on exercise of an Approved Option

A Participant may not exercise an Approved Option while he is excluded from being granted an Approved Option under paragraph 9 of ITEPA (material interest provisions).

7                                   Redundancy

Redundancy, for the purposes of rule 6.2, has the meaning given to that term by the Employment Rights Act 1996.

8                                   Death

If the Participant dies, the Approved Option may be exercised by his personal representatives within 12 months after his death, after which it will lapse.

9                                   Exercise and lapse of Approved Options

If the Committee exercises any discretion in relation to an Approved Option, it must do so fairly and reasonably.

10                            Takeovers and restructurings

10.1              Rule 8.2 shall only apply where the court has sanctioned a compromise or arrangement under Section 899 of the Companies Act 2006 applicable to or affecting:

(a)                       all the ordinary share capital of the Company or all the shares in the same class of the shares to which the Approved Option relates, or

(b)                       all the Shares or all the shares in that same class which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in the Plan.

10.2                  Rule 8.3 shall not apply.

10.3                   The following replaces rule 8.5 in relation to Approved Options: If:

8.5.1                     the events referred to in rules 8.1 or 8.2 are part of an arrangement which will mean that the Company will be under the Control of another company; and

8.5.2                     the persons who own Shares in the Company immediately before the change of Control will immediately afterwards own at least 75% of the shares in that other company; and

8.5.3                    Participants are to be offered substitute options under rule 11,

options, which are not exercisable otherwise than under rule 8.1 or 8.2, as the case may be, may not be exercised.

11                            Exchange of Approved Options

11.1                  If HMRC approval of the terms of Approved Options is to be maintained, Approved Options can only be exchanged, as described in rule 9, if the Acquiring Company:

obtains Control of the Company as a result of making a general offer to acquire:

the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

all the Shares (or all those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

11.1.2    obtains Control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006 applicable to or affecting:

(a)                      all the ordinary share capital of the Company or all the shares in the same class of the shares to which the Approved Option relates, or

(b)                       all the Shares or all the shares in that same class which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in the Plan; or

becomes bound or entitled to acquire Shares under Chapter 3 of Part 28 of the Companies Act 2006 or other local legislation which HMRC agrees is equivalent.

11.2                  Approved Options must be exchanged within the period referred to in paragraph 26(3) of ITEPA and subject to paragraph 11.4, by agreement between the Participant and the Acquiring Company.

11.3                  The new Award will be in respect of shares which satisfy the conditions of paragraph 27(4) of ITEPA, in a body corporate falling within paragraph 16(b) or (c) of ITEPA and any performance condition applying to the new Award must be no more difficult to satisfy than the Performance Condition applying to the existing Award.

11.4                  The new Award must be equivalent to the old options and thus for the new Awards

(a)                                    the shares to which they relate must meet the conditions in paragraphs 16 to 20 (types of share that may be used),

(b)                                    they must be exercisable in the same manner as the old options and subject to the provisions of the Plan as it had effect immediately before the release of the old options,

(c)                                     the total market value of the shares subject to the old options immediately before the release of those options by the participant must be substantially the same as the total market value, immediately after the grant of the new Awards to the participant, of the shares subject to those Awards, and

(d)                                    the total amount payable by the participant for the acquisition of shares under the new Awards must be substantially the same as the total amount that would have been so payable under the old options.

For the purposes of this paragraph the market value of any shares is to be determined using a methodology agreed by HMRC.

11.5                  The following replaces rule 9.2.5:

9.2.5                     is governed by the Plan as if references to Shares were references to shares over which the new award is granted and as if references to the Company in rules 3-14 and the Schedule (other than rule 13) (including any such references as occur in expressions which are defined in rule 1 and used in those rules) were references to the Acquiring Company or the body corporate determined under rule 9.2.1.

12                            Alternative ways to satisfy Options and adjustment

Rules 5.5 and 5.8 do not apply in relation to Approved Options.

13                            Joining a competitor

The following replaces rule 5.7 in relation to Approved Options:

If a Participant ceases to be an employee or director of a Member of the Group and within 12 months of cessation joins a competitor organisation (as determined by the Committee), all unvested Approved Options will forthwith lapse.

14                            Changing the terms of Approved Options

14.1                   The Committee need not obtain the approval of the Company in general meeting for any minor changes which are necessary or desirable in order to obtain or maintain HMRC approval for the terms of Approved Options under ITEPA or any other enactment.

15                            Withholding of tax

The following replaces rule 5.6 in relation to Approved Options:

Unless the Optionholder discharges any liability that may arise himself, the Company, any employing company or the trustee of any employee benefit trust from which Shares may be provided may make the necessary arrangements after the exercise of an Option to withhold an amount sufficient to meet any liability to taxation or social security contributions in respect of that exercise for which the Company is obliged to account on behalf of an Optionholder. These arrangements may include the sale of sufficient Shares on behalf of an Optionholder.

16                            Terms of employment

The following replaces rule 11 in relation to Approved Options:

16.1                  For the purposes of this rule, “Employee” means any employee of a Member of the Group.

16.2                  This rule applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

16.3                  Nothing in the rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan.  Participation in the Plan does not create any right to, or expectation of, continued employment.

16.4                  No employee has a right to participate in the Plan. Participation in the Plan or the grant of Options on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Approved Options on the same basis, or at all, in any future year.

16.5                  Subject to paragraph 9 of this Schedule, the terms of the Plan do not entitle the Employee to the exercise of any discretion in his favour.

16.6                   The Employee will have no claim or right of action in respect of any decision, omission or discretion, not relating to a subsisting option, which may operate to the disadvantage of the Employee even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and his employer.

16.7                   Subject to paragraph 9 of this Schedule, the Employee will have no claim or right of action in respect of any decision, omission or discretion relating to a subsisting option which may operate to the disadvantage of the Employee.

16.8                   Subject to paragraph 9 of this Schedule, no Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

(i)                                any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

(ii)                            any exercise of a discretion or a decision taken in relation to an Approved Option or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)                         the operation, suspension, termination or amendment of the Plan.

16.9                   Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules, including this Rule. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to exercise an Approved Option subject to and in accordance with the express terms of the rules and the Performance Condition, in consideration for, and as a condition of, the grant of an Approved Option under the Plan.

Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.